UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2013

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

(440) 808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2013, TravelCenters of America LLC, or the Company, provided written notice to the NYSE MKT LLC, or the NYSE MKT, that the Company intends to transfer the listing of (i) the Company’s common shares, no par value, or Common Shares, and (ii) the Company’s 8.25% Senior Notes due 2028, or Notes, from the NYSE MKT to the New York Stock Exchange, or the NYSE, and withdraw the listing and registration of the Common Shares and Notes from the NYSE MKT.  The Common Shares and the Notes have been authorized for listing on the NYSE.  The Company expects that its Common Shares and Notes will cease trading on the NYSE MKT at the close of business on or about April 3, 2013, and will begin trading on the NYSE on or about April 4, 2013, where the Common Shares and Notes will continue to trade under the stock symbol “TA” and “TANN”, respectively.

Item 8.01.  Other Events.

On April 1, 2013, the Company issued a press release announcing the transfer of the listing of its Common Shares and Notes to the NYSE and the cessation of trading on the NYSE MKT.  A copy of that press release is attached as Exhibit 99.1 hereto.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED TO OCCUR.  FOR EXAMPLE, WHILE IT IS ANTICIPATED THAT TA AND TANN WILL BEGIN TRADING ON THE NYSE ON APRIL 4, 2013, THIS DATE MAY BE DELAYED OR CHANGED.  ALSO, ALTHOUGH TA’S AND TANN’S SHARES HAVE BEEN AUTHORIZED FOR LISTING ON THE NYSE, THERE IS NO GUARANTEE THAT TA AND TANN WILL CONTINUE TO MEET THE NYSE’S LISTING REQUIREMENTS IN THE FUTURE.   FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: April 1, 2013

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 1, 2013